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                         CONSOLIDATED FREIGHTWAYS, INC.

                                 Debt Securities

                     UNDERWRITING AGREEMENT BASIC PROVISIONS
                     ---------------------------------------


                                                                         -, 1995

To:  The Underwriters Named in the within-mentioned Terms Agreement

Ladies and Gentlemen:

     Consolidated Freightways, Inc., a Delaware corporation (the "Company"), proposes to issue and sell its senior debt securities (the "Senior Securities") and/or subordinated debt securities (the "Subordinated Securities" and, together with the Senior Securities, the "Securities") in one or more offerings on terms determined at the time of sale. The Senior Securities will be issued under an Indenture dated as of - (the "Senior Indenture"), between the Company and Bank One, Columbus, NA, as trustee (the "Senior Trustee"), and the Subordinated Securities will be issued under an Indenture dated as of -, 1995 (the "Subordinated Indenture", and together with the Senior Indenture, the "Indentures"), between the Company and The First National Bank of Chicago, as trustee (the "Subordinated Trustee", and together with the Senior Trustee, the "Trustees").

     Whenever the Company determines to make an offering of Securities, it will enter into an agreement substantially in the form of Annex A hereto (the "Terms Agreement") providing for the sale of such Securities (the "Offered Securities") to, and the purchase and offering thereof by, the underwriter or underwriters named therein (the "Underwriters" or "you", which terms shall include the underwriter or underwriters named therein whether acting alone in the sale of Offered Securities or as members of an underwriting syndicate). The Terms Agreement shall specify the principal amount of the Offered Securities to be offered, the names of the Underwriters participating in the offering (subject to substitution as provided in Section 10 hereof), the principal amount of Offered Securities which each Underwriter severally has agreed to purchase, the name or names of each Underwriter acting as manager or co-manager in connection with such offering (the "Representative", which term shall include each Underwriter in the event that there shall be no manager or co-managers), the purchase price to be paid by the Underwriters for the Offered Securities, the initial public offering price, if any, of the Offered Securities, any delayed delivery arrangements, the date

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of closing and any other terms of the Offered Securities.  Each offering of
Securities will be governed by these Underwriting Agreement Basic Provisions (the "Basic Provisions"), as supplemented by the applicable Terms Agreement, and these Basic Provisions and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of such Securities. With respect to any particular offering of Securities, the Terms Agreement relating to such Securities and these Basic Provisions are referred to herein, collectively, as the "Agreement".

     The Company has filed with the Securities and Exchange Commission (the "Commission") two registration statements on Form S-3 (No. 33-29793 (the "Initial Registration Statement") and No. 33-- (the "Subsequent Registration Statement")) for the registration of, INTER ALIA, certain of the Company's debt securities under the Securities Act of 1933, as amended (the "1933 Act"). Each of the Initial Registration Statement and the Subsequent Registration Statement, as amended (if applicable), has been declared effective by the Commission. The Initial Registration Statement and the Subsequent Registration Statement, in each case as amended (if applicable) and including the documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to Rule 434 of the Rules and Regulations of the Commission promulgated under the 1933 Act (the "1933 Act Regulations"), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are referred to as, collectively, the "Registration Statements", and individually, a "Registration Statement". The prospectus constituting a part of the Subsequent Registration Statement (as amended, if applicable, at the time it became effective), including all documents incorporated or deemed to be incorporated therein by reference and the information, if any, deemed to be part thereof pursuant to Rule 434 under the 1933 Act Regulations, as from time to time amended or supplemented pursuant to the 1933 Act, the 1934 Act or otherwise, is referred to as the "Prospectus"; PROVIDED, HOWEVER, that a Prospectus Supplement contemplated by Section 3(a) shall be deemed to have supplemented the Prospectus only with respect to the offering of Offered Securities to which it relates. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the abbreviated term sheet, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the 1933 Act Regulations (the "Rule 434 Prospectus"). If the Company files a registration statement to register a portion of the Securities and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be to both the Registration Statements and the Rule 462 Registration Statement,


                                        2

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as each such registration statement may be amended pursuant to the 1933 Act.

     All references herein to financial statements and other information that is "set forth", "included" or "stated" in a Registration Statement or the Prospectus, and all other references of like import, shall be deemed to include all such financial statements and information which is or is deemed to be incorporated by reference in such Registration Statement or the Prospectus; and all references herein to amendments or supplements to the Registration Statements or the Prospectus shall be deemed to include any document filed by the Company under the 1934 Act which is incorporated or deemed to be incorporated by reference in the Registration Statements or the Prospectus.


     SECTION 1. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants to each Underwriter that, as of the date of the applicable Terms Agreement (the "Representation Date") and as of the Closing Time (as hereinafter defined) under such Terms Agreement, as follows:

          (i) At the respective times the Registration Statements or any post-effective amendments thereto became effective, the Registration Statements complied in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the rules and regulations of the Commission promulgated under the 1939 Act (the "1939 Act Regulations"), [except that a Statement of Eligibility and Qualification on Form T-1 under the 1939 Act (a "Form T-1") of the Subordinated Trustee had not been filed at the time that the Subsequent Registration Statement (which also constituted post-effective amendment no. 1 to the Initial Registration Statement) became effective; provided that, if the Offered Securities include Subordinated Securities, the Company represents and warrants that a Form T-1 of the Subordinated Trustee has been or, prior to the Closing Time, will be filed with the Commission and, when so filed, complied or will comply, as the case may be, in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations]. Each Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, did not and, at each time thereafter at which any amendment to such Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Company with the Commission, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date of the Prospectus Supplement referred to in Section 3(a) and as of the Closing Time, will


                                        3

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     not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statements or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use in a Registration Statement or Prospectus or to that part of the Registration Statements which constitutes a Form T-1.

         (ii) The documents incorporated by reference in the Subsequent Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations").

        (iii) The accountants who certified the financial statements included in the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

         (iv) Except as otherwise stated in the Prospectus, the financial statements of the Company included in the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified in conformity with generally accepted accounting principles applied on a consistent basis, subject, in the case of unaudited financial statements, to normal year-end adjustments; and the supporting schedules included in the Subsequent Registration Statement present fairly the information required to be stated therein.

          (v) Since the respective dates as of which information is given in the Subsequent Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been
     (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock, except for regular periodic dividends on its capital stock.


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         (vi)  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

        (vii) Each of Consolidated Freightways Corporation of Delaware, Emery Air Freight Corporation, Con-Way Transportation Services, Inc. and Emery Worldwide Airlines, Inc. (individually, a "Significant Subsidiary" and collectively, the "Significant Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and each Significant Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

       (viii) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of common stock, par value $.625 per share (the "Common Stock"), of the Company, any shares of capital stock of any Significant Subsidiary, or any such warrants, convertible securities or obligations, except as set forth in the Registration Statements or the Prospectus and except for options granted under the Company's stock option and other similar employee benefit plans.


                                        5

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         (ix)  Neither the Company nor any Significant Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise; and the execution and delivery of this Agreement and any related Delayed Delivery Contracts (as defined in Section 2(b)), the issuance, sale and delivery of the Offered Securities by the Company, the consummation of the transactions contemplated herein and in any such Delayed Delivery Contracts, and the compliance by the Company with the terms of this Agreement, any such Delayed Delivery Contracts and the Indenture under which the Offered Securities will be issued, have been duly authorized by all necessary corporate action and do not and will not result in any violation of the charter or by-laws of the Company, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which it is bound or to which any of their respective properties are subject or any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their respective properties (except for such violations, conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise).

          (x) Except as set forth in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Significant Subsidiary, in which there is a reasonable possibility of an adverse decision that would (A) result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, (B) materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one


                                        6

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     enterprise or (C) adversely affect the consummation of the transactions contemplated in this Agreement; and the aggregate of all pending legal or governmental proceedings that are not described in the Prospectus to which the Company or any Significant Subsidiary is a party or which affect any of their respective properties and in which there is a reasonable possibility of an adverse decision, including ordinary routine litigation incidental to the business of the Company or any Significant Subsidiary, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

         (xi) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign, other than under the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations, and the securities or blue sky laws of the various states and of foreign jurisdictions, is required for the valid authorization, issuance, sale and delivery of the Offered Securities, for the execution, delivery or performance by the Company of this Agreement, or for the consummation by the Company of the transactions contemplated hereby, except such of the foregoing as will have been obtained prior to the Closing Time.

        (xii) The Company and its Significant Subsidiaries possess or have obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as presently conducted, and the Company has not received any notice of proceedings relating to revocation or modification of any such material licenses, permits, certificates, consents, orders, approvals or authorizations.

       (xiii) To the best knowledge of the Company, no labor problem exists with employees of the Company or any Significant Subsidiary or is imminent that could reasonably be expected to materially adversely affect the Company and its subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Significant Subsidiary's principal suppliers, contractors or customers that could reasonably be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

        (xiv) Neither the Company nor any Significant Subsidiary has taken or will take, directly or indirectly, any action


                                        7

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     designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Offered Securities.

         (xv) Except as disclosed in the Prospectus or except as would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, (A) the Company and its Significant Subsidiaries are each in compliance with all applicable Environmental Laws (as defined below),
     (B) the Company and its Significant Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened Environmental Claims (as defined below) against the Company or any of the Significant Subsidiaries in which there is a reasonable possibility of an adverse decision, and (D) there are no circumstances with respect to any property or operations of the Company or the Significant Subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or any Significant Subsidiary in which there is a reasonable possibility of an adverse decision.

          For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

        (xvi) The Offered Securities have been duly authorized by the Company and, when executed, authenticated, issued and delivered in the manner provided for in the relevant Indenture and delivered, sold and paid for as provided in this Agreement, such Offered Securities will constitute valid and binding obligations of the Company entitled to the benefits of the relevant Indenture, and will be enforceable against the Company in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of


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     creditors' rights generally, (B) the enforceability thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (C) the enforcement thereof may be limited by (x) requirements that a claim with respect to Offered Securities denominated other than in U.S. dollars (or a foreign currency or currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (y) any statute, law, judgment, decree, order, regulation or rule of any court or governmental authority that limits, delays or prohibits the making of payments in a foreign currency or currency unit or payments outside the United States; and, at the Closing Time, such Offered Securities will conform in all material respects to the description thereof contained in the Prospectus.

       (xvii) This Agreement has been duly authorized, executed and delivered by the Company.

      (xviii) The Indenture under which the Offered Securities are to be issued has been duly authorized by the Company and such Indenture either has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company or, at the Closing Time, such Indenture will have been duly executed and delivered by the Company and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally, (B) the enforceability thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (C) the enforcement thereof may be limited by (x) requirements that a claim with respect to Offered Securities denominated other than in U.S. dollars (or a foreign currency or currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (y) any statute, law, judgment, decree, order, regulation or rule of any court or governmental authority that limits, delays or prohibits the making of payments in a foreign currency or currency unit or payments outside the United States; at the Closing Time, such Indenture (as modified by the officers' certificate establishing the form and terms of such Offered Securities pursuant to such Indenture) will conform in all material respects to the description thereof in the Prospectus; and, at the Closing Time, such Indenture will have been duly qualified under the 1939 Act.


                                        9

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        (xix)  The Company has complied, and as of the Closing Date will comply, with the provisions of Section 517.075 of the Florida statutes, and the rules and regulations promulgated thereunder, relating to issuers doing business in Cuba.

         (xx) If the Offered Securities are convertible into shares of Common Stock, the shares of Common Stock initially issuable upon conversion of the Offered Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action on the part of the Company and, when issued, authenticated and delivered in accordance with the provisions of such Offered Securities and the relevant Indenture (including the officers' certificate establishing the form and terms of such Offered Securities pursuant to such Indenture), will be validly issued, fully paid and nonassessable, and the issuance of such shares of Common Stock upon such conversion will not be subject to any preemptive rights.

          (b) Any certificate signed by any officer of the Company and delivered to the Representative or to counsel for the Underwriters in connection with the offering of Offered Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby as of the date of such certificate.

     SECTION 2. PURCHASE AND SALE. (a) The obligations of the Underwriters to purchase, and the Company to sell, the Offered Securities shall be evidenced by this Agreement, including the applicable Terms Agreement. The several commitments of the Underwriters to purchase Offered Securities pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties contained, and shall be subject to the terms and conditions set forth, in this Agreement, including the applicable Terms Agreement.

          (b) Payment of the purchase price for, and delivery of, the Offered Securities to be purchased by the Underwriters shall be made at the office of Brown & Wood, 555 California Street, San Francisco, California 94104, or at such other place as shall be agreed upon by the Representative and the Company, at 7:00 A.M., San Francisco time, on the third business day (unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement, or at such other time as shall be agreed upon by the Representative and the Company (such time and date being referred to herein as a "Closing Time"). Unless otherwise specified in the applicable Terms Agreement, payment shall be made to the Company by a certified or official bank check or checks payable in next-day funds to the order of the Company against delivery to the Representative for the respective accounts of the Underwriters of the Offered Securities to be purchased by them. Such Offered


                                       10

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Securities shall be in such denominations and registered in such names as the
Representative may request in writing at least one business day prior to the applicable Closing Time. The Offered Securities, which may be in temporary form, will be made available for examination and packaging by the Representative on or before the first business day prior to Closing Time.

     If authorized by the Terms Agreement, the Underwriters may solicit offers to purchase Offered Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Exhibit A hereto with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to the Representative at Closing Time, for the accounts of the Underwriters, a fee equal to that percentage of the principal amount of Offered Securities for which Delayed Delivery Contracts are made at Closing Time as is specified in the Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types set forth in the Prospectus. At Closing Time the Company will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Offered Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate principal amount of Offered Securities in excess of that specified in the Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

     The Representative shall submit to the Company, at least two business days prior to Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the principal amount of Offered Securities to be purchased by each of them, and the Company will advise the Representative, at least one business day prior to Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount of Offered Securities to be covered by each such Delayed Delivery Contract. The Company may withhold such approval as to any or all institutions in its sole and absolute discretion.

     The principal amount of Offered Securities agreed to be purchased by the respective Underwriters pursuant to the Terms Agreement shall be reduced by the principal amount of Offered Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by the Representative to the Company; provided, however, that the total principal amount of Offered Securities to be purchased by all Underwriters shall be the total principal amount of Offered Securities covered by the applicable Terms Agreement, less the principal amount of Offered Securities covered by Delayed Delivery Contracts.


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     SECTION 3.  COVENANTS OF THE COMPANY.  The Company covenants with each
Underwriter as follows:

          (a) PREPARATION OF PROSPECTUS SUPPLEMENT. Immediately following the execution of the applicable Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of the Offered Securities covered thereby and the terms thereof, the names of the Underwriters participating in the offering (subject to substitution as provided in Section 10 hereof) and the principal amount of the Offered Securities which each Underwriter severally has agreed to purchase, the name of the Underwriter or Underwriters acting as the Representative in connection with the offering, the purchase price to be paid by the Underwriters for the Offered Securities, the initial public offering price for the Offered Securities, the selling concession and reallowance, if any, any delayed delivery arrangements and such other information as the Representative and the Company deem appropriate in connection with the offering of the Offered Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus (including such Prospectus Supplement) as the Representative shall reasonably request.

          (b) At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will notify the Representative immediately of (i) the effectiveness of any amendment to either Registration Statement, (ii) the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which would be incorporated by reference in the Prospectus, (iii) the receipt of any comments from the Commission with respect to either Registration Statement, the Prospectus or any supplement to the Prospectus relating to the Offered Securities, (iv) any request by the Commission for any amendment to either Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of either Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, the Company will prepare an "abbreviated term sheet" that complies with the requirements of the 1933 Act Regulations. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) under the 1933 Act Regulations in accordance with

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Rule 424(b) under the 1933 Act Regulations [BY THE CLOSE OF BUSINESS IN NEW
YORK ON THE BUSINESS DAY IMMEDIATELY SUCCEEDING THE DATE OF THE TERMS
AGREEMENT.]

          (c) At any time when the Prospectus is required by the 1933 Act to be delivered in connection with the sales of Offered Securities, the Company will give the Representative notice of its intention to file or prepare any amendment to either of the Registration Statements (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Offered Securities that differs from the prospectus on file with the Commission at the time the Subsequent Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations) or any abbreviated term sheet prepared in reliance on Rule 434 under the 1933 Act Regulations, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Representative with copies of any such amendment or supplement a reasonable time in advance of such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus in a form to which the Representative or counsel to the Underwriters shall reasonably object.

          (d) The Company will deliver to the Representative one signed copy (or a photocopy thereof) and as many conformed copies of the Subsequent Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Representative may reasonably request. The Company will furnish to the Representative as many copies of the Prospectus (as amended or supplemented) as the Representative shall reasonably request so long as the Underwriters are required by the 1933 Act to deliver a Prospectus in connection with sales of the Offered Securities.

          (e) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, the Company will promptly amend or supplement the Prospectus (whether by filing of a document pursuant to the 1934 Act or otherwise) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Representative a reasonable number of copies of such amendment or supplement.

          (f) With respect to the sale of the Offered Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 105 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering the twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Subsequent Registration Statement with respect to the Offered Securities.

          (g) The Company will endeavor to register or qualify the Offered Securities for offer and sale under all applicable state securities or "blue sky" laws of such jurisdictions in the United States as the Representative shall reasonably request; PROVIDED, HOWEVER, that the Company shall not be required to
(i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(g) or (ii) take any action that would subject it to general service of process or taxation in any such jurisdiction if it is not so subject. In each jurisdiction in which the Offered Securities have been so qualified, the Company will (subject to the proviso to the preceding sentence) file such statements and reports as may be required to continue such qualification in effect for as long as may be required for the distribution of the Offered Securities; provided, however, that notwithstanding the foregoing, the Company shall not be required to keep any such qualification in effect for a period of more than nine months after the date of the Terms Agreement.

          (h) The Company, during the period when the Prospectus is required by the 1933 Act to be delivered in connection with the sales of Offered Securities, will file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

          (i) Unless otherwise specified in the applicable Terms Agreement, the Company will not, between the date of any Terms Agreement and the applicable Closing Time, without the Representative's prior written consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Offered Securities which are to be sold pursuant to such Terms Agreement, commercial paper in the ordinary course of business and borrowings and letters of credit under credit and similar facilities).

     SECTION 4. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:
(i) the preparation, printing and filing of the Subsequent Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto, including any term sheet or abbreviated term sheet delivered by the Company pursuant to Rule 434 under the 1933 Act Regulations, and the cost of furnishing copies thereof to the Underwriters, (ii) the preparation, reproduction and distribution of the Offered Securities, the applicable Indenture and any "blue sky" memoranda, (iii) the delivery to the Underwriters of the Offered Securities, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Offered Securities under applicable securities laws in accordance with the provisions of
Section 3(g) hereof, including filing fees and reasonable fees and disbursements of your counsel in connection with the preparation of any "blue sky" memoranda,
(vi) any fees charged by rating agencies for rating the Offered Securities,
(vii) costs incurred in connection with the listing by the Company of the Offered Securities on any national securities exchange, and (viii) the fees and disbursements of the relevant Trustee, including fees and disbursements of counsel for such Trustee, in connection with the Offered Securities.

          If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 8(a)(i) hereof, the Company shall reimburse the Underwriters for their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Offered Securities pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officers of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

          (a) At the Closing Time, no stop order suspending the effectiveness of either of the Registration Statements shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

          (b)  At the Closing Time, the Representative shall have received:

          (i) The opinion of Brown & Wood, special counsel to the Company, in form and substance reasonably satisfactory to the Representative, to the effect that:

               (1) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

               (2) This Agreement and the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company.

               (3) The Indenture under which the Offered Securities are to be issued has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to or limited by (A) bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium, arrangement or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, (B) requirements that a claim with respect to Offered Securities denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (C) any statute, law, judgment, decree, order, regulation or rule of any court or governmental authority that limits, delays or prohibits the making of payments in a foreign currency or currency unit or payments outside the United States.

               (4) The Offered Securities have been duly authorized by the Company and, when executed under the Company's corporate seal, attested, authenticated, issued and delivered in the manner provided for in the applicable Indenture, and sold and paid for as provided in this Agreement and (if applicable) the Delayed Delivery Contracts, will be entitled to the benefits of the relevant Indenture and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be subject to or limited by (A) bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium, arrangement or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, (B) requirements that a claim with respect to Offered Securities denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (C) any statute, law, judgment, decree, order, regulation or rule of any court or governmental authority that limits, delays or prohibits the making of payments in a foreign currency or currency unit or payments outside the United States.

               (5) The statements in the Prospectus under the caption "Description of Debt Securities" and in the relevant Prospectus Supplement under any similar caption, insofar as such statements purport to summarize certain provisions of the relevant Indenture (as modified by, and including the provisions set forth in, the officers' certificate delivered by the Company establishing the form and terms of the Offered Securities) or the Offered Securities, are correct in all material respects.

               (6) To their knowledge, no authorization, approval, consent or license of any federal or state governmental authority or agency of the United States of America or the States of California or New York is required for the authorization, issuance, sale and delivery of the Offered Securities, for the execution, delivery or performance by the Company of this Agreement or for the consummation by the Company of the transactions contemplated in this Agreement, except such as may be required under the 1933 Act or the 1933 Act Regulations or under state securities or "blue Sky" laws and except for qualification of the applicable Indenture under the 1939 Act; provided that such counsel need express no opinion as to any such authorizations, approvals, consents or licenses as may be required under any laws or regulations relating to transportation, aviation or similar matters. In rendering such opinion, such counsel may state that such opinion is based upon consideration only of those authorizations, approvals, consents or licenses which, in their experience, are normally applicable to the issuance and sale of debt securities in transactions registered under the 1933 Act.

               (7) The Registration Statements have been declared effective under the 1933 Act and, to their knowledge, no stop order suspending the effectiveness of either Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or threatened by the Commission.

               (8) The Indenture under which the Offered Securities are to be issued has been qualified under the 1939 Act.

               (9) The Subsequent Registration Statement (other than (A) the financial statements and supporting schedules included or incorporated by reference therein, (B) the documents incorporated by reference therein, and
          (C) any Form T-1, as to which no opinion need be rendered), as of the date it first became effective, and the Prospectus (other than (A) the financial statements and supporting schedules included or incorporated by reference therein and (B) the documents incorporated by reference therein, as to which no opinion need be rendered), as of the date of the Prospectus Supplement referred to in Section 3(a), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The Rule 434 Prospectus, if any, conforms to the requirements of Rule 434 under the 1933 Act Regulations in all material respects.

               (10) If the Offered Securities are convertible into shares of Common Stock, the shares of Common Stock initially issuable upon conversion of the Offered Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action on the Company and, when issued, authenticated and delivered in accordance with the provisions of such Offered Securities and the relevant Indenture (including the officers' certificate establishing the form and terms of such Offered Securities pursuant to such Indenture), will be validly issued, fully paid and nonassessable, and the issuance of such shares of Common Stock upon such conversion is not be subject to any preemptive rights arising under the certificate of incorporation of the Company or by operation of the General Corporation Law of the State of Delaware.

         (ii) The opinion of Stephen D. Richards, Esq., Deputy General Counsel of the Company, in form and substance reasonably satisfactory to the Representative, to the effect that:

               (1) The Company has corporate power and authority under the laws of the State of Delaware to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction (other than jurisdictions outside the United States) in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

               (2) Each Significant Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization with corporate power and authority under such laws to own, lease and operate its properties and conduct its business.

               (3) Each Significant Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction (other than jurisdictions outside the United States) in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

               (4) All of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and are owned by the Company, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

               (5) All of the outstanding shares of capital stock of the Company have been duly authorized.

               (6) The execution and delivery of this Agreement and any related Delayed Delivery Contracts, the consummation of the transactions con-templated herein and, if applicable, therein, and compliance by the Company with its obligations under this Agreement, such Delayed Delivery Contracts, if any, and the Indenture pursuant to which the Offered Securities will be issued, have been duly authorized by all necessary corporate action on the part of the Company and do not result in any violation of the charter or by-laws of the Company, and do not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary under any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which it is bound or to which any of their respective properties is subject or any existing applicable law, rule, regulation, judgment, order or decree of any federal or state government, governmental instrumentality or court of the United States or the State of California having jurisdiction over the Company or any Significant Subsidiary or any of their respective properties

          (except for such violations, conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise).

     (iii) The favorable opinion of counsel to the Underwriters to the effect that each of the opinions delivered pursuant to Section 5(b)(i) and
     (ii) appears on its face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the legal existence of the Company, the Offered Securities, this Agreement, the relevant Indenture, the Registration Statements and the Prospectus and such other related matters as you may reasonably require.

          In giving such opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States, the law of the State of California, the law of the State of New York and the General Corporation Law of the State of Delaware, in the case of Brown & Wood and counsel for the Underwriters, or the federal law of the United States, the law of the State of California and the General Corporation Law of the State of Delaware, in the case Stephen D. Richards, Esq., upon opinions of other counsel, who shall be reasonably satisfactory to counsel to the Underwriters, in which case the opinion shall state that they believe you and they are entitled to so rely. Such counsel may also state that, insofar as such counsel's opinion involves factual matters, they have relied upon certificates of officers of the Company and its subsidiaries and certificates of public officials. Without limiting the generality of the foregoing, with respect to opinions regarding qualification to transact business and good standing, such counsel may rely on good standing and other similar certificates.

         (iv)  In giving their opinions required by subsections (b)(i) and
     (b)(iii) respectively, of this Section 5, Brown & Wood and counsel for the Underwriters shall each additionally state that nothing has come to their attention that would lead them to believe that the Subsequent Registration Statement (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein and other than any Form T-1, as to which such counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein), at the Representation Date or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) At the Closing Time (i) the Prospectus, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any Significant Subsidiary that would be required to be set forth in the Registration Statements and Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company before or by any government, governmental instrumentality or court, domestic or foreign, in which there is a reasonable likelihood of an adverse determination that would result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Registration Statements and Prospectus, (iv) the Company shall have complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to the Closing Time, (v) there exists no "event of default", as such term may be defined in any instrument or agreement to which the Company or any Significant Subsidiary is subject and pursuant to which the Company or any such Significant Subsidiary has any indebtedness outstanding, except for such events of default that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, and (vi) the other representations and warranties of the Company set forth herein shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the Company signed by the Chief Financial Officer, the Treasurer and the Assistant Treasurer or any Vice President of the Company, dated as of the Closing Time, to such effect.

          (d) On the first business day succeeding the date of the applicable Terms Agreement, the Representative shall have received a letter from Arthur Andersen LLP, or their successors as the Company's independent auditors, dated the date of such Terms Agreement, in form and substance reasonably satisfactory to the Representative, to the effect that:

          (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable published rules and regulations thereunder;

         (ii) in their opinion, the consolidated financial statements and schedules audited by them and incorporated by reference in the Subsequent Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related published rules and regulations;

        (iii) on the basis of limited procedures, including a review in accordance with procedures established by the AICPA with respect to the unaudited condensed consolidated financial statements incorporated by reference in the Subsequent Registration Statement, as set forth in such letter (which shall not constitute an audit), nothing came to their attention that caused them to believe that:

               (A) any material modifications should be made to the unaudited condensed consolidated financial statements of the Company incorporated by reference in the Subsequent Registration Statement for them to be in conformity with generally accepted accounting principles or that the unaudited condensed consolidated financial statements incorporated by reference in the Subsequent Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it applies to Form 10-Q and the related published rules and regulations;

               (B) At a specified date not more than three days prior to the date of the applicable Terms Agreement, there was any change in the consolidated capital stock, any decrease in the consolidated net current assets or stockholders' equity, or any increase in consolidated long-term debt of the Company and its subsidiaries, in each case as compared with amounts shown in the latest balance sheet incorporated by reference in the Subsequent Registration Statement, except in each case for changes, decreases or increases that the Subsequent Registration Statement or Prospectus disclose have occurred or may occur (including, without limitation, any change or decrease due to the issuance of capital stock pursuant to any employee benefit plan or upon the exercise of convertible, exchangeable or exercisable securities referred to in the Subsequent Registration Statement or the Prospectus); or

               (C) for the period from the date of the latest consolidated income statement incorporated by reference in the Subsequent Registration Statement to a specified date not more than three days prior to the date of the applicable Terms Agreement, there was any decrease in consolidated net revenues or operating profit or in total or per share amounts of consolidated income before extraordinary items or consolidated net income of the Company and its subsidiaries, in each case as compared with the comparable period in the preceding year, except for any decreases that the Subsequent Registration Statement or Prospectus disclose have occurred or may occur; and

         (iv) in addition to the procedures referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Subsequent Registration Statement and Prospectus and subject to the Company's system of accounting controls, which have previously been specified by the Representative and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company and its subsidiaries.

          (e) To the extent required by the applicable Terms Agreement, at the Closing Time, the Representative shall have received a letter from the accountants referred to in paragraph (d) above, dated the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (d) above, except that the "specified date" referred to shall be a date not more than three days prior to Closing Time.

          (f) Subsequent to the execution and delivery of the applicable Terms Agreement and prior to the Closing Time, there shall not have been any downgrading, nor any notice given of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded to the Company's debt securities, including the Offered Securities, by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.

          (g) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities as contemplated in this Agreement and the matters referred to in Section 5(b) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company at or prior the applicable Closing Time in connection with the authorization, issuance and sale of the Offered Securities as contemplated in this Agreement shall be reasonably satisfactory in form and substance to the Representative and to counsel for the Underwriters.

     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4 hereof and except that the indemnity and contribution agreements set forth in Sections 6 and 7 hereof shall remain in effect.

     SECTION 6. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

              (i) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), including the information deemed to be part of such Registration Statement pursuant to Rule 434 under the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus relating to the Offered Securities or the Prospectus (or any amendment or supplement thereto, other than an amendment or supplement relating solely to an offering of Securities other than the Offered Securities) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

             (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

            (iii) against any and all expenses whatsoever, as incurred (including (subject to Section 6(c) below) the reasonable fees and disbursements of counsel chosen by the Representative (or, if there is more than one Representative, by the lead manager)), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission (A) made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use in any Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (B) made in any Form T-1; and PROVIDED, FURTHER, that this indemnity agreement with respect to any preliminary prospectus or the Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased Offered Securities (or any person who controls such Underwriter within the meaning of Section 15 of the 1933 Act) if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Offered Securities to such person (and in any event prior to the sale of such Offered Securities to such person) and if the Prospectus (as so amended or supplemented, including documents incorporated or deemed to be incorporated by reference therein) would have corrected the defect giving rise to such loss, claim, damage, liability or expense.

          (b) Each Underwriter severally (but not jointly) agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed any Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all losses, liabilities, claims, damages and expenses described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Registration Statement (or any amendment thereto) or any preliminary prospectus relating to the Offered Securities or the Prospectus (or any amendment or supplement thereto, other than an amendment or supplement relating solely to an offering of Securities other than the Offered Securities) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representative expressly for use in a Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement or the contribution agreement set forth in Section 6(d) below. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one legal counsel (which shall be selected by the Representative (or, if there is more than one Representative, by the lead manager)) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     SECTION 7. CONTRIBUTION. (a) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in
Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon, and the Company is responsible for the balance; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person that was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed any Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company delivered pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive the delivery of and payment for the Offered Securities.

     SECTION 9.  TERMINATION OF AGREEMENT.   (a) The Representative may
terminate this Agreement, immediately upon notice to the Company at any time prior to the Closing Time, (i) if there has been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, finan-cial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or escalation thereof or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Offered Securities or enforce contracts for the sale of the Offered Securities, or (iii) if trading in any securities of the Company shall have been suspended by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed or maximum ranges for prices for securities shall have been required by such exchange or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium shall have been declared by either Federal, California or New York authorities.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 hereof shall survive such termination.

     SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at the Closing Time to purchase the Offered Securities which it or they are obligated to purchase hereunder (the "Defaulted Securities"), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative has not completed such arrangements within such 24-hour period, then:

          (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Offered Securities, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Offered Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default hereunder.

          In the event of any such default that does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statements or Prospectus or in any other documents or arrangements.

     SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, if transmitted by any standard form of telecommunication or, if mailed, seven days after deposit in the mails with first class postage prepaid. Notices to the Underwriters shall be directed to the address of the Representative set forth in the applicable Terms Agreement; and notices to the Company shall be directed to it at Consolidated Freightways, Inc., 3240 Hillview Avenue, Palo Alto, California 94304, attention of Mr. David F. Morrison.

     SECTION 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be con-strued to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW. This Agreement (including the related Terms Agreement) shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

     SECTION 14. COUNTERPARTS. The applicable Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

                [End of Underwriting Agreement Basic Provisions]

                                                                         ANNEX A


                         CONSOLIDATED FREIGHTWAYS, INC.

                           [Title of Debt Securities]

                                 TERMS AGREEMENT
                                 ---------------


                                                              Dated:     -, 199-


Consolidated Freightways, Inc.
3240 Hillview Avenue
Palo Alto, California  94304

Ladies and Gentlemen:

          We (the "Representative") understand that Consolidated Freightways, Inc. (the "Company") proposes to issue and sell $_________ aggregate principal amount of its [Title of Debt Securities] (the "Offered Securities"). Subject to the terms and conditions set forth herein and incorporated by reference herein, the underwriters named below (the "Underwriters") agree to purchase, severally and not jointly, the principal amount of Offered Securities set forth opposite their respective names.

                                              Principal Amount of
            Underwriters                      Offered Securities
            ------------                  -------------------------



                                                     ------------
            Total . . . . . . . . . . .             $
                                                     ------------
                                                     ------------

          The Offered Securities shall have the following terms:

Date of maturity:

Senior/Subordinated:

Interest rate:

Interest payment dates:

Regular record dates:

Interest rate basis (if other
than a 360-day year of twelve
30-day months):

Redemption provisions:

Sinking fund provisions:

Provisions for purchase at the
option of the holder:

Initial public offering price:       % of the principal amount,
                                     plus accrued interest, if
                                     any, from ___________,
                                     19__.

Purchase price:                      % of the principal amount,
                                     plus accrued interest, if
                                     any, from ___________, 19__


Closing date:

Delayed delivery contracts
authorized:
                       [ ] No
                       [ ] Yes

  Minimum principal amount per
  contract:

  Maximum aggregate principal
  amount of all contracts:

  Fee:  ____%  of the principal
  amount

Other terms of the Offered
  Securities:

          All of the provisions in the document dated -, 1995 entitled "Consolidated Freightways, Inc.--Debt Securities--Underwriting Agreement Basic Provisions" (the "Basic Provisions"), a copy of which is attached hereto, are hereby incorporated herein by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if set forth in full herein. [Insert if stand-off agreement is not applicable -- ; provided that the stand-off agreement set forth in Section 3(i) of the Basic Provisions shall not be applicable.] Capitalized terms used herein and not defined shall have the respective meanings ascribed thereto in the Basic Provisions. [Insert if a bring-down comfort letter is required -- The letter referred to in Section 5(e) of the Basic Provisions will be required.]

     [Insert if applicable -- In the event that [name of lead manager] agrees, as an accommodation of the Company, to make payment for the Offered Securities to the Company by wire transfer of immediately available funds, the Company agrees to reimburse [name of lead manager] for its reasonably estimated overnight costs of funds in respect of such payment, such reimbursement to be effected on the business day following the Closing Time, by wire transfer of immediately available funds or, if agreed by [name of lead manager], by check.]


                                        [Names of all Co-Managers]

                                        By:  [Lead Manager]


                                        By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------


Acting on behalf of [themselves/ itself] and the other named Underwriters


Accepted:

CONSOLIDATED FREIGHTWAYS, INC.


By:
   ------------------------------------
   Name:
   Title:
          -----------------------------

                                                                       EXHIBIT A


                         CONSOLIDATED FREIGHTWAYS, INC.


                              [Title of Securities]

                            DELAYED DELIVERY CONTRACT
                            -------------------------

                                                                  Dated:  -, 19-
Consolidated Freightways, Inc.
3240 Hillview Avenue
Palo Alto, California  94304


Ladies and Gentlemen:

     The undersigned hereby agrees to purchase from Consolidated Freightways, Inc. (the "Company"), and the Company agrees to sell to the undersigned on _________, 19__ (the "Delivery Date"),
$__________ principal amount of the Company's [insert title of securities] (the "Securities"), offered by the Company's Prospectus dated _________, 19__, as supplemented by its Prospectus Supplement dated _________, 19__, receipt of which is hereby acknowledged, at a purchase price of ___% of the principal amount thereof, plus accrued interest from _________, 19__ to the Delivery Date, and on the further terms and conditions set forth in this contract.

     Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by [wire transfer of immediately available funds/certified or official bank check payable to the order of the Company in next-day funds] at the office of ________________________________, on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or facsimile communication addressed to the Company not less than five full business days prior to the Delivery Date.

     The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that
(1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before ________, 19__, shall have sold to the underwriters of the Securities (the "Underwriters") such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated _________, 19__ between the Company and the representative[s] of the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

     Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinions of counsel and special counsel for the Company delivered to the Underwriters in connection therewith.

     By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

     This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

     It is understood that the Company will not accept Delayed Delivery Contracts for an aggregate principal amount of Securities in excess of $_________ and that the acceptance of any Delayed Delivery Contracts is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

                                        Yours very truly,


                                        ----------------------------------------
                                                   (Name of Purchaser)

                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------



                                        ----------------------------------------


                                        ----------------------------------------
                                                        (Address)

Accepted as of the date first above written.

CONSOLIDATED FREIGHTWAYS, INC.


By
   -------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------


                 PURCHASER - PLEASE COMPLETE AT TIME OF SIGNING

     The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows:
(Please print.)

                                          Telephone No.
                                            (including
              Name                          Area Code)
               ----                        ----------